UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2025

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 N. Albion St. Ste. 300 Denver, Colorado	80220
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2025, Medicine Man Technologies, Inc. (the “Company”) retained Bob Finley, a partner at FLG Partners, LLC (“FLG Partners”), a chief financial officer services and board advisory consulting firm, as the Company’s Interim Chief Financial Officer (principal financial officer and principal accounting officer). Mr. Finley has been retained to provide such services as a non-employee consultant of the Company while the Company conducts its ongoing search for a Chief Financial Officer. Mr. Finley’s appointment as the Company’s Interim Chief Financial Officer (principal financial officer and principal accounting officer) is effective as of April 21, 2025.

Mr. Finley joined FLG in 2020. He brings over 25 years of experience as a Chief Financial Officer, primarily within venture-backed, high-growth companies across multiple sectors, including cannabis. Mr. Finley has participated in seven M&A transactions and has overseen numerous equity financings, as well as raising and renegotiating debt from a range of providers. He began his career at KPMG as both an Auditor and Management Consultant. He subsequently held roles at Citigroup and AT&T before transitioning his focus to venture-backed enterprises. Mr. Finley holds a B.S. in Business Administration and an MBA from the University of California, Berkeley, and is a Certified Public Accountant (CPA), licensed in California (inactive).

In connection with retaining Mr. Finley as its Interim Chief Financial Officer, the Company entered into a Confidential Consulting Agreement with FLG Partners, effective April 15, 2025 (the “FLG Consulting Agreement”), pursuant to which the Company will pay FLG Partners $100,000 per month for Mr. Finley’s services. The FLG Consulting Agreement requires that the Company indemnify Mr. Finley and FLG Partners in connection with Mr. Finley’s performance of services. The FLG Consulting Agreement has a 12 week term, however, it may be extended upon mutual written consent of both parties and is subject to termination by either party upon 30 days’ notice.

The foregoing summary of the FLG Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the FLG Consulting Agreement dated April 15, 2025, a copy of which is furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 *, **, +	FLG Consulting Agreement, dated April 15, 2025, by and between Medicine Man Technologies, Inc. and FLG Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.
**	Certain information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any redacted information to the Securities and Exchange Commission upon request.

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: April 21, 2025		Christine Jones Chief Legal Officer